Exhibit 99.1

Codexis Reports First Quarter 2026 Financial Results

Reports revenue of $15.2 million for the first quarter, company reiterates full-year financial guidance

Three presentations at upcoming TIDES USA annual meeting to feature new data for ECO Synthesis manufacturing platform capabilities

REDWOOD CITY, Calif., May 7, 2026 — Codexis, Inc. (NASDAQ: CDXS), a leading provider of enzymatic solutions for efficient and scalable manufacturing of complex therapeutics, today announced financial results for the first quarter ended March 31, 2026, and provided a business update.

“Next week Codexis will present new data at the TIDES USA annual meeting demonstrating how the ECO Synthesis® Manufacturing Platform enables control over phosphorothioate stereochemistry. Defined stereochemistry confers overall improved product quality and has the potential to deliver increased potency, a step beyond conventional manufacturing technologies,” said Alison Moore, PhD, President and Chief Executive Officer of Codexis. “We finished the first quarter in a strong financial position with $65.1 million in cash, which we believe remains on track to fund anticipated operations through the end of 2027.”

First Quarter and Recent Business Highlights

•	Received ISO 9001 certification of our in-house manufacturing suite and successfully completed a pharmaceutical partner audit in support of future commercial products.

•

Supported the production of a pharma biocatalysis product which, following successful Phase 3 data, received FDA approval, resulting in a total portfolio of enzymes supporting 13 licensed branded pharmaceutical products.

•	Agreed to supply 50g of siRNA using the ECO Synthesis manufacturing platform to enable pre-IND studies.

•	Achieved successful development milestones of significant ECO Synthesis manufacturing platform capability, enabling siRNA of superior quality.

Upcoming Milestones

•

Codexis will host three presentations at the 2026 TIDES USA annual meeting, taking place from May 11-14, 2026, in Boston. Presentations will (1) showcase enzyme-driven stereoisomer control of siRNA, (2) demonstrate the superior performance of Codexis ligase in siRNA ligation reactions, and (3) discuss the metrics of improved sustainability of the ECO Synthesis manufacturing platform compared to Solid Phase Organic Synthesis.

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The Company expects to apply for a building permit during the second quarter for its ECO GMP Manufacturing Center in preparation to commence retrofit construction during the second half of 2026. Full production capability is planned by the end of 2027.

•	Expand our relationships with our CDMO partners with a goal of commencing an additional strategic partnership by the end of 2026.

•	Advance our partnerships with drug innovators toward clinical stage manufacturing agreements.

•	Seeking to sign a licensing deal with a major pharmaceutical company in the second half of 2026.

•	Continue our engagement with the FDA Emerging Technologies team to discuss ECO Synthesis-derived siRNA product quality, stereoisomer control, and product comparability.

First Quarter 2026 Financial Highlights

•

Total revenues were $15.2 million for the first quarter of 2026 compared to $7.5 million in the first quarter of 2025. The increase was primarily due to the recognition of an additional $6.3 million in revenue from the Merck Technology Transfer agreement which we executed during the fourth quarter of 2025.

•

Product gross margin was 71% for the first quarter of 2026 compared to 55% in the first quarter of 2025. The increase in gross margin was largely due to a shift in sales toward more profitable products, and declines in less profitable, legacy products.

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Research and Development expenses for the first quarter of 2026 were $11.4 million compared to $12.9 million in the first quarter of 2025. The decrease was primarily due to lower allocable costs, partially offset by higher employee-related costs and higher use of outside services.

•

Selling, General & Administrative expenses for the first quarter of 2026 were $9.8 million compared to $12.4 million in the first quarter of 2025. The decrease was primarily due to lower employee-related costs due to lower headcount, lower stock-based compensation expenses, and lower consultant fees and outside services.

•	The net loss for the first quarter of 2026 was $8.7 million, or $0.10 per share, compared to a net loss of $20.7 million, or $0.25 per share, for the first quarter of 2025.

•	As of March 31, 2026, Codexis had $65.1 million in cash, cash equivalents, and short-term investments.

2026 Financial Guidance Reiterated

Codexis reiterated its full-year 2026 financial guidance as follows:

•	Total revenues are expected to be in the range of $72 million to $76 million.

•	Codexis expects that its existing cash, cash equivalents, and short-term investments will be sufficient to fund its planned operations through the end of 2027.

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Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 pm ET. A live webcast will be available on the Investors section of the Company website at ir.codexis.com. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A telephone recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website, beginning approximately two hours after the completion of the call.

About Codexis

Codexis® is a leading provider of enzymatic solutions for efficient and scalable therapeutics manufacturing, leveraging its proprietary CodeEvolver® technology to discover, develop and enhance novel, high-performance enzymes. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis. The Company is currently developing its proprietary ECO Synthesis manufacturing platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing, and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts; they are forward-looking statements reflecting the current beliefs and expectations of management. These forward-looking statements include, but are not limited to, statements regarding anticipated milestones, including product launches, technical milestones, data releases and public announcements related thereto; Codexis’ ability to extend its cash runway through 2027; Codexis’ 2026 revenue guidance; the timing and completion of the retrofit construction of Codexis’ GMP facility; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements; Codexis’ ability to expand relationships with CDMO partners and commence strategic partnerships; Codexis’ ability to sign a licensing deal with a major pharmaceutical company; Codexis’ continued engagement with the FDA; and Codexis’ plan to make presentations at the 2026 TIDES USA Annual Meeting. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators and the risk that collaborators may terminate their development programs under their respective license agreements with Codexis; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to successfully develop and

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commercialize new technology and products for its target markets, including its ECO Synthesis® manufacturing platform and dsRNA ligase; the risk that competitors and potential competitors who have greater resources and experience than Codexis may develop products and technologies that make Codexis’ products and technologies obsolete; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements and to establish strategic partnerships with CDMOs; the timing, cost and successful completion of the retrofit construction of Codexis’ GMP facility and the risk that the facility may not achieve operational readiness on the anticipated timeline; the risk that the FDA or other regulatory authorities may not accept enzymatically synthesized oligonucleotides or that the regulatory pathway for ECO Synthesis-derived products may be longer or more uncertain than anticipated; Codexis’ potential need for additional capital in the future in order to expand its business; Codexis’ ability to comply with debt covenants under its loan facility; Codexis’ ability to accurately forecast financial and operational performance; the impact of market, political and economic conditions on Codexis’ business, financial condition and share price; and the impact of international trade policies, including tariffs, sanctions and trade barriers, on Codexis’ business. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 11, 2026, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results presented in this press release are not necessarily indicative of Codexis’ operating results for any future periods.

For More Information

Investor Contact

Georgia Erbez

(650) 421-8100

ir@codexis.com

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Codexis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product revenue	$7,191	$6,059
Research and development revenue	8,057	1,484

Total revenues	15,248	7,543
Costs and operating expenses:
Cost of product revenue	2,064	2,732
Research and development	11,448	12,942
Selling, general and administrative	9,779	12,355

Total costs and operating expenses	23,291	28,029

Loss from operations	(8,043)	(20,486)
Interest income	665	751
Interest and other expense, net	(1,290)	(942)

Loss before income taxes	(8,668)	(20,677)
Provision for income taxes	(36)	(11)

Net loss	$(8,704)	$(20,688)

Net loss per share, basic and diluted	$(0.10)	$(0.25)
Weighted average common stock shares used in computing net loss per share, basic and diluted	90,768	82,410

Codexis, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In Thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(8,704)	$(20,688)
Other comprehensive loss:
Unrealized loss on available-for-sale short-term investments, net of tax	(19)	(38)

Comprehensive loss	$(8,723)	$(20,726)

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Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$36,571	$50,793
Restricted cash, current	425	478
Short-term investments	28,569	27,416
Financial assets:
Accounts receivable	6,777	8,757
Contract assets	441	492
Unbilled receivables	852	1,480

Total financial assets	8,070	10,729
Less: allowances	(43)	(43)

Total financial assets, net	8,027	10,686
Inventories	2,000	1,817
Prepaid expenses and other current assets	4,057	5,626

Total current assets	79,649	96,816
Restricted cash	1,612	1,612
Investment in non-marketable equity securities	2,498	2,498
Right-of-use assets - Operating leases, net	29,566	30,501
Property and equipment, net	12,588	13,024
Goodwill	2,463	2,463
Other non-current assets	994	883

Total assets	$129,370	$147,797

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,127	$1,554
Accrued compensation	5,359	11,042
Other accrued liabilities	3,196	2,768
Current portion of lease obligations - Operating leases	3,302	2,944
Deferred revenue	866	7,009

Total current liabilities	14,850	25,317
Deferred revenue, net of current portion	350	360
Long-term lease obligations - Operating leases	29,118	30,159
Long-term debt	40,483	40,105
Other long-term liabilities	1,335	1,327

Total liabilities	86,136	97,268
Stockholders’ equity:
Common stock	9	9
Additional paid-in capital	658,720	657,292
Accumulated other comprehensive income	(11)	8
Accumulated deficit	(615,484)	(606,780)

Total stockholders’ equity	43,234	50,529

Total liabilities and stockholders’ equity	$129,370	$147,797

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